Exhibit 2.1

Execution Version

FIRST AMENDMENT TO
AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This First Amendment to Agreement and Plan of Merger and Reorganization (this “Amendment”) is made and entered into as of September 29, 2023, by and among (i) Nocturne Acquisition Corporation, a Cayman Islands exempted company (“Nocturne”), (ii) Cognos Therapeutics, Inc., a Delaware corporation (the “Company”), and (iii) Nocturne Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Nocturne (“Merger Sub”). Each of Nocturne, the Company, and Merger Sub is also referred to herein as a “Party” and, collectively, as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Original Agreement (as defined below).

WHEREAS, the Parties are parties to that certain Agreement and Plan of Merger and Reorganization made and entered into as of December 30, 2022 (the “Original Agreement”); and

WHEREAS, the Parties desire to amend the Original Agreement (as amended from time to time, including by this Amendment, the “Merger Agreement”) on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth in this Amendment, and subject to the terms and conditions set forth in this Amendment, the Parties, intending to be legally bound, hereby agree as follows:

1. Amendment to the Merger Agreement. Section 7.1(c) of the Original Agreement is hereby amended by deleting the words “September 30, 2023” and substituting therefor the words “March 31, 2024”.

2. Miscellaneous. Except as expressly provided in this Amendment, all of the terms and provisions in the Original Agreement are and shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Original Agreement, or any other right, remedy, power or privilege of any party, except as expressly set forth herein. Any reference to the Merger Agreement in the Merger Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereafter mean the Original Agreement as amended by this Amendment (or as the Merger Agreement may be further amended or modified after the date hereof in accordance with the terms thereof). The Original Agreement, as amended by this Amendment, together with the documents or instruments attached hereto or thereto or referenced herein or therein, constitutes the entire agreement between the parties with respect to the subject matter of the Merger Agreement, and supersedes all prior agreements and understandings, both oral and written, between the Parties with respect to its subject matter. If any provision of the Original Agreement is materially different from or inconsistent with any provision of this Amendment, the provision of this Amendment shall control, and the provision of the Original Agreement shall, to the extent of such difference or inconsistency, be disregarded. This Amendment shall be interpreted, construed, governed and enforced in a manner consistent with the Original Agreement, and, without limiting the foregoing, Sections 8.3 through 8.12, inclusive, of the Original Agreement are hereby incorporated herein by reference as if fully set forth herein, and such provisions apply to this Amendment as if all references to the “Agreement” contained therein were instead references to this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this First Amendment to Agreement and Plan of Merger and Reorganization to be duly executed as of the date first above written.

NOCTURNE ACQUISITION CORPORATION

By:	/s/ Henry Monzon
	Name:	Henry Monzon
	Title:	Chief Executive Officer

NOCTURNE MERGER SUB, INC.

By:	/s/ Henry Monzon
	Name:	Henry Monzon
	Title:	Authorized Representative

COGNOS THERAPEUTICS, INC.

By:	/s/ Frank Adell
	Name:	Frank Adell
	Title:	Chief Executive Officer